Exhibit 10.2
FIRST AMENDMENT TO SUBLEASE AGREEMENT

This FIRST AMENDMENT TO SUBLEASE AGREEMENT dated as of November 8, 2021 (this “Amendment”) is by and between CHAN ZUCKERBERG INITIATIVE, LLC, a Delaware limited liability company (“Sublandlord”) and PUBMATIC, INC., a Delaware corporation (“Subtenant”), with regard to the Sublease described below.
RECITALS
A.    Sublandlord and Subtenant entered into the Sublease Agreement dated as of October 20, 2021 (“Sublease”) for the sublease of the Sublease Premises described therein. All initial-capitalized terms used but not defined herein have the meanings given to such terms in the Sublease.
    B.    Sublandlord and Subtenant desire to enter into this Amendment to amend the Sublease Term.
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:
1.The first sentence of Section 2 of the Sublease is hereby restated as follows:
“The term of this Sublease (“Sublease Term”) shall commence on December 1, 2021 (the “Sublease Commencement Date”) and, unless earlier terminated as provided herein or in the Master Lease, shall expire on March 31, 2028 (the “Sublease Expiration Date”).”
2.In the event that this Amendment conflicts with any provision of the Sublease, this Amendment shall control and govern. Except as modified herein, the Sublease shall remain in full force and effect. Notwithstanding anything in this Amendment to the contrary, this Amendment and the Sublease is subject Master Landlord’s written consent.
3.This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Amendment shall be interpreted and enforced in accordance with the laws of the state in which the Sublease Premises is located without reference to principles of conflicts laws.
4.This Amendment may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument. This Amendment shall not be effective unless and until the same has been executed and delivered by all parties hereto whether in one or more counterparts. The parties agree that this Amendment shall be deemed validly executed and delivered by a party if a party executes this Amendment by manual signature or by affixing its signature hereto by means of an electronic signature tool, application, or software (e.g., DocuSign). The parties may also elect to execute and exchange counterparts of signature pages by telephone facsimile or portable document format (.pdf).
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IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first set forth above.

SUBLANDLORD:

CHAN ZUCKERBERG INITIATIVE, LLC, a Delaware limited liability company

By:    /s/ Authorized Signatory
Name:    Authorized Signatory
Its:    Authorized Signatory

SUBTENANT:

PUBMATIC, INC., a Delaware corporation

By:    /s/ Steve Pantelick
Name:    Steve Pantelick
Its:    Chief Financial Officer